UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 2, 2007 (October 31, 2007)

Anthracite Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 810-3333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2007, Anthracite Capital BOFA Funding LLC ("Seller") entered into a First Amendment to the Master Repurchase Agreement, dated as of July 20, 2007 (the "Amendment"). The Amendment was executed by the Seller, Bank of America, N.A. and Banc of America Mortgage Capital Corporation, as buyers ("Buyers"), and Bank of America, N.A., as agent for the buyers ("Buyer Agent"). The Amendment, among other things, increased the "Facility Amount" to $275,000,000. In connection with the Master Purchase Agreement, Anthracite Capital, Inc. provided a guaranty for the benefit of Buyers and Buyer Agent.

A copy of the Amendment is attached as Exhibit 10.1 to this Form 8-K.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Document
10.1	First Amendment, dated October 31, 2007, to the Master Repurchase Agreement, dated as of July 20, 2007.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ James J. Lillis
Name: James J. Lillis
Title: Chief Financial Officer and Treasurer

Dated: November 2, 2007